Exhibit 99.1
AXT, Inc. First Quarter 2020 Results
April 22, 2020
Page 1 of 5

AXT, Inc. Announces First Quarter 2020 Financial Results

FREMONT, Calif., April 22, 2020 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter, ended March 31, 2020.

Management Qualitative Comments

“For much of the first quarter, our manufacturing facilities in China were operating at reduced staffing levels to limit the risk of COVID-19 exposure for our employees,” said Morris Young, chief executive officer. “We adopted a number of protective measures and thankfully none of our employees have contracted the virus so far. Despite the impact to productivity, we were able to meet customer demand in the first quarter, posting revenue and earnings results that were slightly ahead of our expectations. Further, we were pleased to announce in March that one of our largest gallium arsenide customers completed its site qualification of our new facilities for volume production, an important milestone for our manufacturing relocation.

“As we enter Q2, visibility remains limited and we are taking an appropriately conservative view of our markets. However, demand for our substrates is holding fairly steady amidst the difficult global conditions. We are seeing pockets of strength in wireless, data center connectivity and solar cell applications. In recent weeks, the government mandates have evolved, allowing us to return to full staffing levels at all three manufacturing locations. As such, we believe we are well positioned to support improved demand in the quarters ahead.

“In this environment, we continue to prioritize the well-being of our employees, the support of our customers, and accessibility to our investors. We believe AXT continues to have a healthy balance sheet and we will continue to emphasize strong fiscal discipline as we navigate these unusual times, and plan and prepare for better days ahead.”

First Quarter 2020 Results

Revenue for the first quarter of 2020 was $20.7 million, compared with $18.4 million in the fourth quarter of 2019 and $20.2 million for the first quarter of 2019.

Gross margin was 26.6 percent of revenue for the first quarter of 2020, compared with 21.0 percent of revenue in the fourth quarter of 2019 and 33.1 percent for the first quarter of 2019.

Operating expenses were $6.2 million in the first quarter of 2020, compared with $6.7 million in the fourth quarter of 2019, and $6.1 million for the first quarter of 2019.

AXT, Inc. First Quarter 2020 Results
April 22, 2020

Operating loss for the first quarter of 2020 was $0.6 million, compared with an operating loss of $2.8 million in the fourth quarter of 2019, and an operating profit of $0.6 million for the first quarter of 2019.

Other income, net for the first quarter of 2020 is a gain of $1.2 million. This includes a grant of $1.4 million from a provincial government agency as an award for relocating to its province.

Net loss in the first quarter of 2020 was $0.2 million, or $0.01 per share, compared with a net loss of $2.0 million or $0.05 per share in the fourth quarter of 2019, and a net loss of $1.1 million or $0.03 per share for the first quarter of 2019.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 2074409). The call will also be simulcast at www.axt.com. Replays will be available at (855) 859-2056 (passcode 2074409) until April 29, 2020. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge).   The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device.  End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells.  AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.   AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited

AXT, Inc. First Quarter 2020 Results
April 22, 2020

to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2020 Results
April 22, 2020

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019

Revenue	$20,723	$20,208
Cost of revenue	15,201	13,513
Gross profit	5,522	6,695
Operating expenses:
Selling, general and administrative	4,749	4,723
Research and development	1,407	1,346
Total operating expenses	6,156	6,069
Income (loss) from operations	(634)	626
Interest income (expense), net	(29)	95
Equity in loss of unconsolidated joint ventures	(120)	(1,454)
Other income (expense), net	1,366	(134)
Income (loss) before provision for income taxes	583	(867)
Provision for income taxes	366	156
Net income (loss)	217	(1,023)
Less: Net income attributable to noncontrolling interests	(395)	(81)
Net loss attributable to AXT, Inc.	$(178)	$(1,104)
Net loss attributable to AXT, Inc. per common share:
Basic and diluted	$(0.01)	$(0.03)
Weighted-average number of common shares outstanding:
Basic and diluted	39,812	39,352

AXT, Inc. First Quarter 2020 Results
April 22, 2020

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$20,061	$26,892
Short-term investments	8,697	9,427
Accounts receivable, net	23,613	19,031
Inventories	48,253	49,152
Prepaid expenses and other current assets	10,638	8,703
Total current assets	111,262	113,205
Property, plant and equipment, net	97,490	97,403
Operating lease right-of-use assets	2,810	2,938
Other assets	11,078	9,803
Total assets	$222,640	$223,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,518	$10,098
Accrued liabilities	10,371	11,681
Bank loan	6,071	5,747
Total current liabilities	25,960	27,526
Long-term portion of royalty payments	1,445	—
Noncurrent operating lease liabilities	2,542	2,695
Other long-term liabilities	503	366
Total liabilities	30,450	30,587

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	41	41
Additional paid-in capital	238,041	236,957
Accumulated deficit	(47,961)	(47,783)
Accumulated other comprehensive loss	(6,637)	(4,862)
Total AXT, Inc. stockholders’ equity	187,016	187,885
Noncontrolling interests	5,174	4,877
Total stockholders’ equity	192,190	192,762
Total liabilities and stockholders’ equity	$222,640	$223,349